Exhibit 99.1

The Bon-Ton Stores, Inc. Announces Second Quarter Fiscal 2012 Results

~ Second Quarter Net Loss of $2.43 Per Diluted Share ~

YORK, Pa.--(BUSINESS WIRE)--August 16, 2012--The Bon-Ton Stores, Inc. (NASDAQ: BONT) today reported results for the second quarter of fiscal 2012 ended July 28, 2012.

Second Quarter Highlights

  Comparable store sales increased 0.1%.
  Gross margin rate was 36.0% compared with 37.2% in the second quarter of fiscal 2011.
  Operating loss, which includes a $4.0 million charge for severance and other one-time costs related to targeted reductions to the Company’s cost structure, totaled $17.6 million, compared with an operating loss of $11.8 million in the second quarter of fiscal 2011.
  EBITDA, inclusive of the aforementioned $4.0 million of severance and other one-time costs, was $7.1 million, compared with $15.6 million in the second quarter of fiscal 2011. EBITDA is not a measure recognized under generally accepted accounting principles (see Note 1).
  Net loss totaled $45.0 million, or $2.43 per diluted share, compared with a net loss of $32.3 million, or $1.78 per diluted share, for the second quarter of fiscal 2011. The results for the second quarter of fiscal 2012 include a pre-tax charge of $6.3 million, or $0.34 per diluted share, for fees associated with the recently completed exchange of $330 million of the Company’s 10¼% Senior Notes due 2014 for new 10⅝% Second Lien Senior Secured Notes due 2017 and a pre-tax charge of $4.0 million, or $0.21 per diluted share, for the aforementioned severance and other one-time costs.

Comments

Brendan Hoffman, President and Chief Executive Officer, commented, “In the second quarter, we continued to identify and implement initiatives to improve our business. While the financial results were below last year, we are encouraged by the progress we have made in several areas, including merchandising, eCommerce and marketing. We saw significant improvement in the Ladies Ready-to-Wear businesses, particularly Moderate Traditional Sportswear, and strong results in Cosmetics, Shoes and Home, including Furniture. We were particularly pleased with favorable customer response to new offerings, reflecting recent adjustments in our merchandise assortments. In addition, customers are responding extremely well to new marketing messages that clearly communicate the value we offer. Our disciplined expense management efforts in the second quarter have us on track to achieve the expense reductions that were discussed in last quarter’s earnings release.”

Mr. Hoffman continued, “We successfully completed the exchange of our senior notes in early July which enhanced our liquidity and financial flexibility by extending the maturity date of $330 million of debt to July 2017. Additionally, our proprietary credit card business was seamlessly transitioned to our new partner, Alliance Data (“ADS”), an industry leader of the private label credit card business. We believe that our relationship with ADS will assist us in building our customer base, growing customer loyalty, communicating more effectively with our valued customers and driving sales.”

Year-to-date Highlights

  Comparable stores sales decreased 0.6%.
  Gross margin rate was 35.1% compared with 36.3% in the prior year period.
  Operating loss totaled $36.1 million, compared with an operating loss of $14.4 million in the prior year period. Operating loss for the fiscal 2012 period includes a $6.9 million charge for severance and other one-time costs related to targeted reductions to the Company’s cost structure.
  EBITDA, inclusive of the aforementioned $6.9 million of severance and other one-time costs, was $12.0 million, compared with $38.7 million in the prior year period (see Note 1).
  Net loss totaled $85.8 million, or $4.66 per diluted share, compared with a net loss of $68.3 million, or $3.79 per diluted share, for the prior year period. Year-to-date results for fiscal 2012 include a charge of $6.3 million, or $0.34 per diluted share, for fees associated with the senior notes exchange, a charge of $6.9 million, or $0.38 per diluted share, for the aforementioned severance and other one-time costs and a net gain of $1.9 million, or $0.10 per diluted share, related to the Company’s sale of certain Rochester, NY locations and subsequent prepayment penalty on the extinguishment of its related mortgage debt. Year-to-date fiscal 2011 loss included a charge of $9.5 million, or $0.52 per diluted share, associated with the voluntary prepayment of the Company’s second lien term loan and the refinancing of its revolving credit facility.

Net Sales

For the second quarter of fiscal 2012, comparable stores sales increased 0.1%. Total sales for the thirteen weeks ended July 28, 2012 decreased 0.1% to $594.9 million compared with $595.5 million for the prior year period.

Other Income

Other income in the second quarter of fiscal 2012 was $12.4 million, compared with $13.8 million in the second quarter of fiscal 2011.

Gross Margin

In the second quarter of fiscal 2012, gross margin dollars decreased $7.4 million to $214.1 million, compared with $221.6 million in the second quarter of fiscal 2011. The gross margin rate for the second quarter of fiscal 2012 decreased to 36.0% of net sales from 37.2% of net sales in the prior year period. The decline in the gross margin rate in the second quarter is largely attributable to increased net markdowns.

Selling, General and Administrative Expense (“SG&A”)

SG&A expense was $219.4 million in the second quarter of fiscal 2012, compared with $219.8 million in the prior year period. The SG&A expense rate for the second quarter of fiscal 2012 was even with the expense rate for the second quarter of fiscal 2011 at 36.9% of net sales. SG&A expense in the second quarter of fiscal 2012 includes severance costs associated with the Company’s targeted reduction in administrative and support functions.

Depreciation and Amortization / Amortization of Lease-related Interests

Depreciation and amortization expense, including amortization of lease-related interests, decreased $2.7 million to $24.7 million in the second quarter of fiscal 2012, compared with $27.4 million in the prior year period.

Interest Expense, Net

In the second quarter of fiscal 2012, interest expense, net, decreased $2.1 million to $20.7 million, compared with $22.8 million in the prior year period. The decrease in the second quarter primarily reflects reduced borrowings and interest rates.

Loss on Exchange/Extinguishment of Debt

In the second quarter of fiscal 2012, the Company recorded a $6.3 million loss on exchange of debt related to fees associated with the exchange of its senior notes. Additionally, in the first quarter of fiscal 2012, the Company recorded a $1.2 million loss on extinguishment of debt related to the prepayment penalty on the extinguishment of mortgage debt associated with the sale of certain of its Rochester, NY locations. In the first quarter of fiscal 2011, the Company recorded a $9.5 million loss on extinguishment of debt related to fees associated with the voluntary prepayment of the second lien term loan and the amendment and restatement of the revolving credit facility agreement.

Income Tax Provision (Benefit)

An income tax provision of $0.4 million was recorded in the second quarter of fiscal 2012, compared with an income tax benefit of $2.3 million in the second quarter of fiscal 2011. The second quarter of fiscal 2011 included a $3.2 million reclassification from shareholders’ equity associated with interest rate swap contracts that expired in July 2011.

Guidance

Keith Plowman, Executive Vice President and Chief Financial Officer, stated, “We are reaffirming that our fiscal 2012 guidance for EBITDA is a range of $160 million to $190 million. However, reflecting the fees associated with the recently completed senior notes exchange, we are revising our guidance for (loss) earnings per diluted share to a range of $(1.35) to $0.20 and for cash flow (see Note 2) to a range of $30 million to $55 million. Assumptions reflected in our fiscal 2012 guidance include the following:

  Comparable store sales in a range of flat to 1.25%;
  Gross margin rate in a range of 35.5% to 36.0%;
  SG&A expense of flat to up slightly (less than 1.0%) from fiscal 2011, including the 53rd week in fiscal 2012 and the expense reduction initiatives discussed above, net of one-time costs;
  Tax rate of 39%;
  Capital expenditures not to exceed $70 million, net of external contributions; and
  Estimated 19 million to 20 million average diluted shares outstanding.”

Mr. Plowman added, “Our excess borrowing capacity under our revolving credit facility was $382 million at the end of the second quarter of fiscal 2012.”

Conference Call Details

The Company’s quarterly conference call to discuss second quarter of fiscal 2012 results will be broadcast live today at 10:00 a.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial (800) 236-9788 at 9:55 a.m. Eastern time. A taped replay of the conference call will be available within two hours of the conclusion of the call and will remain available through Thursday, August 30, 2012. The number to call for the taped replay is (877) 870-5176 and the conference PIN is 9973146. The conference call will also be broadcast on the Company’s website at http://investors.bonton.com. An online archive of the webcast will be available within two hours of the conclusion of the call and will remain available through Thursday, August 30, 2012.

About The Bon-Ton Stores, Inc.

The Bon-Ton Stores, Inc., with corporate headquarters in York, Pennsylvania and Milwaukee, Wisconsin, operates 272 department stores, which includes 11 furniture galleries, in 23 states in the Northeast, Midwest and upper Great Plains under the Bon-Ton, Bergner’s, Boston Store, Carson Pirie Scott, Elder-Beerman, Herberger’s and Younkers nameplates and, in the Detroit, Michigan area, under the Parisian nameplate. The stores offer a broad assortment of national and private brand fashion apparel and accessories for women, men and children, as well as cosmetics and home furnishings. For further information, please visit the investor relations section of the Company’s website at http://investors.bonton.com.

Cautionary Note Regarding Forward-Looking Statements

Certain information included in this press release contains statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which may be identified by words such as “may,” “could,” “will,” “plan,” “expect,” “anticipate,” “estimate,” “project,” “intend” or other similar expressions, involve important risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. Factors that could cause such differences include, but are not limited to, risks related to retail businesses generally; a significant and prolonged deterioration of general economic conditions which could negatively impact the Company, including the potential write-down of the current valuation of intangible assets and deferred taxes; risks related to the agreement governing the Company’s proprietary credit card program; potential increase in pension obligations; consumer spending patterns, debt levels, and the availability and cost of consumer credit; additional competition from existing and new competitors; inflation; deflation; changes in the costs of fuel and other energy and transportation costs; weather conditions that could negatively impact sales; uncertainties associated with expanding or remodeling existing stores; the ability to attract and retain qualified management; the dependence upon relationships with vendors and their factors; a data security breach or system failure; the ability to reduce or control SG&A expenses, including initiatives to reduce expenses and improve efficiency; operational disruptions; unsuccessful marketing initiatives; the failure to successfully implement our key strategies, including initiatives to improve our merchandising, marketing and operations; adverse outcomes in litigation; the incurrence of unplanned capital expenditures; the ability to obtain financing for working capital, capital expenditures and general corporate purpose; the impact of new regulatory requirements including the Credit Card Accountability Responsibility and Disclosure Act of 2009 and the Health Care Reform Act; the inability or limitations on the Company’s ability to favorably adjust the valuation allowance on deferred tax assets; and the financial condition of mall operators. Additional factors that could cause the Company’s actual results to differ from those contained in these forward-looking statements are discussed in greater detail under Item 1A of the Company’s Form 10-K filed with the Securities and Exchange Commission.

Note 1: As used in this release, EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, including amortization of lease-related interests, and loss on exchange/extinguishment of debt. EBITDA is not a measure of financial performance under generally accepted accounting principles (“GAAP”). However, we present EBITDA in this release because we consider it to be an important supplemental measure of our performance and because it is frequently used by securities analysts, investors and other interested parties to evaluate the performance of companies in our industry and by some investors to determine a company’s ability to service or incur debt. In addition, our management uses EBITDA internally to compare the profitability of our stores. EBITDA is not calculated in the same manner by all companies and, accordingly, is not necessarily comparable to similarly entitled measures of other companies and may not be an appropriate measure for performance relative to other companies. EBITDA should not be assessed in isolation from or construed as a substitute for net income or cash flows from operations, which are prepared in accordance with GAAP. EBITDA is not intended to represent, and should not be considered to be a more meaningful measure than, or an alternative to, measures of operating performance as determined in accordance with GAAP. A reconciliation of net loss to EBITDA is provided in the financial schedules accompanying this release.

Note 2: As used in this release, cash flow reflects the forecasted net income (loss), plus depreciation and amortization, amortization of lease-related interests, and the proprietary credit card program signing bonus, less capital expenditures and pension contributions.

THE BON-TON STORES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands except share and per share data)	July 28,	January 28,
(Unaudited)	2012	2012
Assets
Current assets:
Cash and cash equivalents	$8,628	$14,272
Merchandise inventories	683,592	699,504
Prepaid expenses and other current assets	62,096	69,032
Total current assets	754,316	782,808
Property, fixtures and equipment at cost, net of accumulated depreciation and
amortization of $779,089 and $743,312 at July 28, 2012 and January 28, 2012, respectively	663,381	677,133
Deferred income taxes	12,672	12,385
Intangible assets, net of accumulated amortization of $55,531 and $51,975 at
July 28, 2012 and January 28, 2012, respectively	115,226	119,165
Other long-term assets	22,556	26,712
Total assets	$1,568,151	$1,618,203
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$218,434	$205,492
Accrued payroll and benefits	28,974	31,636
Accrued expenses	139,147	162,855
Current maturities of long-term debt	7,196	8,066
Current maturities of obligations under capital leases	3,875	4,365
Deferred income taxes	17,376	16,231
Total current liabilities	415,002	428,645
Long-term debt, less current maturities	839,805	814,271
Obligations under capital leases, less current maturities	54,763	56,677
Other long-term liabilities	210,249	187,003
Total liabilities	1,519,819	1,486,596
Shareholders' equity:
Preferred Stock - authorized 5,000,000 shares at $0.01 par value; no shares issued	-	-
Common Stock - authorized 40,000,000 shares at $0.01 par value; issued shares
of 17,419,875 and 17,081,376 at July 28, 2012 and January 28, 2012, respectively	174	171
Class A Common Stock - authorized 20,000,000 shares at $0.01 par value; issued
and outstanding shares of 2,951,490 at July 28, 2012 and January 28, 2012	30	30
Treasury stock, at cost - 337,800 shares at July 28, 2012 and January 28, 2012	(1,387)	(1,387)
Additional paid-in-capital	156,691	155,400
Accumulated other comprehensive loss	(71,164)	(74,356)
(Accumulated deficit) retained earnings	(36,012)	51,749
Total shareholders' equity	48,332	131,607
Total liabilities and shareholders' equity	$1,568,151	$1,618,203

THE BON-TON STORES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	THIRTEEN		TWENTY-SIX
	WEEKS ENDED		WEEKS ENDED
(In thousands except per share data)	July 28,	July 30,	July 28,	July 30,
(Unaudited)	2012	2011	2012	2011

Net sales	$594,855	$595,480	$1,235,626	$1,245,361
Other income	12,405	13,790	25,931	28,390
	607,260	609,270	1,261,557	1,273,751

Costs and expenses:
Costs of merchandise sold	380,716	373,918	801,932	793,185
Selling, general and administrative	219,435	219,786	447,675	441,825
Depreciation and amortization	23,544	26,221	45,731	50,734
Amortization of lease-related interests	1,178	1,194	2,361	2,389
Loss from operations	(17,613)	(11,849)	(36,142)	(14,382)
Interest expense, net	20,706	22,762	41,279	46,067
Loss on exchange/extinguishment of debt	6,301	-	7,470	9,450

Loss before income taxes	(44,620)	(34,611)	(84,891)	(69,899)
Income tax provision (benefit)	419	(2,311)	928	(1,611)

Net loss	$(45,039)	$(32,300)	$(85,819)	$(68,288)

Basic loss per share	$(2.43)	$(1.78)	$(4.66)	$(3.79)

Diluted loss per share	$(2.43)	$(1.78)	$(4.66)	$(3.79)

Other financial data:
EBITDA (1)	$7,109	$15,566	$11,950	$38,741

(1) EBITDA reconciliation

The following table reconciles net loss to EBITDA for the periods indicated:

	THIRTEEN		TWENTY-SIX
	WEEKS ENDED		WEEKS ENDED
(In thousands)	July 28,	July 30,	July 28,	July 30,
(Unaudited)	2012	2011	2012	2011

Net loss	$(45,039)	$(32,300)	$(85,819)	$(68,288)
Adjustments:
Income tax provision (benefit)	419	(2,311)	928	(1,611)
Loss on exchange/extinguishment of debt	6,301	-	7,470	9,450
Interest expense, net	20,706	22,762	41,279	46,067
Depreciation and amortization	23,544	26,221	45,731	50,734
Amortization of lease-related interests	1,178	1,194	2,361	2,389

EBITDA	$7,109	$15,566	$11,950	$38,741

CONTACT:
The Bon-Ton Stores, Inc.
Mary Kerr, 717-751-3071
Vice President
Investor and Public Relations
mkerr@bonton.com